SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 18, 2008

ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13638	13-3711775
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

417 Fifth Avenue, New York, New York		0016
(Address of principal executive offices)		(Zip code)

(212) 576-4000
(Registrant's telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 18, 2008, our subsidiaries Marvel Studios, Inc., MVL Productions LLC and MVL Film Finance LLC amended their agreement with Ambac Assurance Corporation concerning the $525 million film slate credit facility entered into in 2005 by MVL Film Finance LLC (the “Facility”).  The amendment is titled “Amendment No. 4 to Transaction Documents” and is effective as of January 15, 2008.

The amendment provides that, because of the strike by the Writers Guild of America that began on November 5, 2007, our deadline for making an initial funding of a third film under the Facility is moved from June 29, 2008 to September 18, 2008.  The amendment also provides that the deadline can be extended beyond September 18, 2008, but only if we increase our liquidity reserves under the Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVEL ENTERTAINMENT, INC.

By:	/s/ John Turitzin
Name:	John Turitzin
Title:	Executive Vice President, Office of the Chief Executive

Date: January 25, 2008